Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

dated as of January 3, 2018

by and among

EACH PURCHASER IDENTIFIED ON THE SIGNATURE PAGES HERETO
(THE “PURCHASERS”)

and

HYRECAR INC (THE “COMPANY”)

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of January 3, 2018, by and among Hyrecar Inc, a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (collectively, the “Purchasers” and each a “Purchaser”).

RECITALS

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act.

B. The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Notes (in the form attached hereto as Exhibit A) and the Warrants (in the form attached hereto as Exhibit D).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article 1
DEFINITION

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any Supplement, Amendment or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(a) “Additional Purchasers” has the meaning set forth in Section 2.6 hereof.

(b) “Additional Securities” has the meaning set forth in Section 2.6 hereof.

(c) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Business Day” means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

(e) “Closing” has the meaning set forth in Section 2.1 hereof.

(f)   “Closing Date” means the date the Notes and Warrants are purchased by the Purchasers from the Company.

(g) “Contingent Obligation” means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h) “Conversion Shares” shall have the meaning ascribed to such term in the Notes.

(i) “Common Stock” means (i) the Company’s common stock, $0.00001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Common Stock Equivalents” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any Common Stock.

(k) “Dollar(s)” and “$” means lawful money of the United States.

(l) “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

(m) “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

(n) “Event of Default” shall have the meaning ascribed to such term in the Notes.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(q) [Intentionally Omitted].

(r)   “Indebtedness” means, with respect to any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchasers under such agreement in the event of default are limited to repossession or sale of such property), (v) the capitalized amount of all capital lease obligations of such Person that would appear on a balance sheet in accordance with GAAP, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (vii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (viii) all obligations for any earn-out consideration, (ix) the liquidation value of preferred capital stock of such Person, (x) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (ix) above, (xi) all obligations of the kind referred to in clauses (i) through (ix) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (xii) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (i)-(xi) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(s) [Intentionally Omitted].

(t) “Initial Closing” has the meaning set forth in Section 2.1 hereof.

(u) “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated the date hereof, by and among the Purchasers, the Company and the Subsidiaries and all documents filed to perfect the Purchasers’ security interest in the Intellectual Property (as such term is defined in such agreement), a form of which is attached hereto as Exhibit E.

(v) “Knowledge” including the phrase “to the Company’s knowledge,” or any similar phrase, shall mean the actual or constructive knowledge of Joseph Furnari.

(w) “Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(x) “Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of the Company to the Purchasers, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, those created pursuant to the Notes, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Notes the principal, any letter of credit, any standby letter of credit, and/or outside attorneys’ fees or charges relating to preparation of the Transaction Documents or the enforcement of the Purchasers’ rights, remedies and powers under this Agreement, the Notes and/or the other Transaction Documents.

(y) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Company, (b) the validity or enforceability of this Agreement, the Notes, and/or any of the other Transaction Documents or (c) the rights or remedies of the Purchasers hereunder or thereunder.

(z) “Notes” means all of the 13% Senior Secured Convertible Promissory Notes of the Company in the aggregate principal amount up to $2,300,000, issued by the Company to the Purchasers hereunder, in the form attached hereto as Exhibit A.

(aa) “OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

(bb) “OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

(cc) “Permitted Indebtedness” means (i) Indebtedness of the Company evidenced by the Notes, this Agreement and/or any other Transaction Document in favor of the Purchasers including all Liabilities, (ii) Indebtedness of the Company set forth in Company’s Disclosure Schedules, provided none of such Indebtedness, has been increased, extended and/or otherwise changed since the original issuance date of Indebtedness unless such Indebtedness is subordinated to and not equal to or senior to the Notes, (iii) Indebtedness that is subordinated to and not equal to or senior to the Notes, (iv) trade Indebtedness incurred in the ordinary course of business, and (v) Indebtedness secured by Permitted Liens described in clause “(iv)” of the definition of Permitted Liens.

(dd) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, or (v) any Liens for Permitted Indebtedness perfecting security interests in the Permitted Indebtedness set forth in clauses (i) through (iii) of the definition of Permitted Indebtedness.

(ee) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(ff) “Purchase Price” means the price to be paid by the Purchasers to purchase such Purchasers’ Notes and Warrants.

(gg) “Rule 144” has the meaning set forth in Section 8.10 hereof.

(hh) “Securities” means the Notes and the Warrants purchased pursuant to this Agreement, including the Additional Securities, and all Underlying Shares and any securities of the Company issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all or any of such securities of the Company to the Purchasers.

(ii) “Security Agreement” means the Security and Pledge Agreement dated on or about the date hereof by and among the Company and the Purchasers, as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which all Liabilities and Indebtedness of the Company to the Purchasers under the Transaction Documents including, but not limited to, the Notes are secured by the Collateral which security interest in the Collateral shall be perfected by the Purchasers’ UCC-1s, filed with the Secretary of State of the State of Delaware or other state, as applicable, to the extent perfectable by the filing of a UCC-1 Financing Statement and such other documents and instruments related thereto, a form of which is attached hereto as Exhibit B.

(jj) “Solvent” means, with respect to any Person, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(kk) “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

(ll) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTCQX, OTCQB, OTCBB or OTC Pink Sheets (or any successors to any of the foregoing).

(mm) “Transaction Documents” means collectively, this Agreement, the Notes, the Warrants, the Security Agreement (in the form attached hereto as Exhibit B), UCC-1 Financing Statements of the Purchasers on all of the assets of the Company (collectively, the “Purchasers’ UCC-1s”) to be filed with the Secretary of State of Delaware on or about the initial Closing Date, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchasers as secured parties perfecting all Liens the Purchasers have on the Collateral (as defined in the Security Agreement), the Perfection Certificate dated the date hereof from the Company to the Purchasers (in the form attached hereto as Exhibit C), (the “Perfection Certificate”), the Intellectual Property Security Agreement and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(nn) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchasers’ Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(oo) “Underlying Shares” means all Conversion Shares and Warrant Shares.

(pp) “Warrants” shall have the meaning ascribed to such term in Section 2.4 hereof.

(qq) “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

(rr) Variable Rate Transaction” shall have the meaning set forth in Section 4.2(n) of this Agreement.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Accounting Terms. As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Company not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Company at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c) Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

Article 2
PURCHASE OF NOTES AND WARRANTS

2.1 Closing. The initial purchase and sale of the Notes and the Warrants shall take place remotely via the exchange of documents and signatures, at such time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

2.2 Conditions to Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Purchasers will at the Initial Closing, purchase from the Company the Notes and Warrants in the amounts and for the Purchase Price set forth on Schedule I hereto, provided that (i) no Event of Default (or event that with the passage of time or the giving of notice, or both, would become an Event of Default), shall have occurred or would result therefrom; and (ii) the conditions in Section 5.1 have been satisfied.

2.3 Purchase Price and Payment of the Purchase Price for the Notes and Warrants. The Purchase Price for the Notes and Warrants to be purchased by the Purchasers shall be paid at the Closing by the Purchasers by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of the Notes and Warrants.

2.4 Warrants. Subject to the terms and conditions of this Agreement, at each Closing each Purchaser shall receive warrants (the “Warrants”) to purchase the amount of shares of Common Stock equal to 50% of the number of shares underlying each Purchaser’s Note with the terms provided in the form of Warrant attached hereto as Exhibit D.

2.5 Registration Statement. The Company shall submit a Registration Statement on Form S-1 pursuant to Rule 415 of the Securities Act (the “Registration Statement”) to register the Underlying Shares within 60 calendar days of the initial Closing Date. Each Purchaser shall promptly provide all information requested by the Company required for the filing of the Registration Statement and any delays caused by any Purchaser shall extend the aforementioned timeframes by one (1) day for each day after 2 Business Days that a Purchaser fails to provide the required information following written notice from the Company. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 calendar days following the initial Closing Date or as promptly as possible thereafter (the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the date otherwise required above. The Company shall use its best efforts to file a response within ten (10) Business Days of receipt of any comments from the SEC on the Registration Statement. The Company shall maintain the effectiveness of the Registration Statement until all of the Underlying Shares under the Registration Statement have been sold or may be sold without registration and without volume or manner-of-sale limits under Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Company and the affected Purchasers. If pursuant to Rule 415 of the Securities Act, the SEC shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement, then Company shall be obligated to include in such Registration Statement only such limited portion of the Common Stock underlying the Notes and Warrants.

2.6 Sale of Additional Notes and Warrants. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional Notes and Warrants (the “Additional Securities”), to one or more purchasers (the “Additional Purchasers”), provided that each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Documents. Schedule I to this Agreement shall be updated to reflect the number of Additional Securities purchased at each such Closing and the parties purchasing such Additional Securities.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Representation and Warranties. The Company represents and warrants to the Purchasers that on the Closing Date:

(a) [Intentionally Omitted].

(b) Organization, Etc. The Company is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(c) Authorization: No Conflict. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby by the Company, including, but not limited to, the sale and issuance of the Notes and Warrants for the Purchase Price (i) are within Company’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Company (and/or its stockholders to the extent required by law), (iii) the Company has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (A) any law, rule, regulation or ordinance, (B) Company’s organizational documents; and/or (C) any agreement binding upon Company or any of Company’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.

(d) Validity and Binding Nature. The Transaction Documents to which the Company is a party are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Title to Assets. The Company has good and marketable title to all assets owned by the Company.

(f) No Violations of Laws. The Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body.

(g) Burdensome Obligations. Except as otherwise disclosed in Schedule 3.1(g), the Company is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(h) Taxes. All federal, and material state and local tax returns required to be filed by the Company have been filed with the appropriate governmental agencies and all taxes due and payable by the Company have been timely paid.

(i) Employee Benefit Plans. The term “Plan” means an “employee pension benefit plan” (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any member of the Controlled Group. Each plan and/or employee benefit plan, if any, (as defined in Section 3(3) of ERISA) maintained by the Company complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(j) Federal Laws and Regulations. The Company is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(k) Fiscal Year. The fiscal year of the Company ends on December 31 of each year.

(l) Subsidiaries. The Company does not have any Subsidiaries.

(m) [Intentionally Omitted].

(n) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i) No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering of the Securities, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, the “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

(ii) Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Notes and/or the Warrants that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii) Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv) Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(o) Accuracy of Information, etc. No statement or information contained in this Agreement, the Disclosure Schedules, any other Transaction Document or any other document, certificate or statement furnished to the Purchasers by or on behalf of Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents, contained as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Transaction Documents, or in any other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(p) Solvency. The Company shall be Solvent immediately following the Closing, after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Company pursuant hereto and the other Transaction Documents including, but not limited to, all Liabilities and pursuant to the other Transaction Documents and the use of the Purchase Prices as provided elsewhere herein.

(q) Affiliate Transactions. Other than as disclosed in the Disclosure Schedules, the Company has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of the Company or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms- length transaction between unaffiliated third parties and have been disclosed to the Purchasers in writing.

(r) Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Disclosure Schedules as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. As of the date hereof, the Company has not received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the Disclosure Schedules.

(s) Variable Rate Transactions. The Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

(t) USA Patriot Act. The Company is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(u) Foreign Asset Control Laws. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(v) Indebtedness; Liens, Etc. Except for Permitted Indebtedness and Permitted Liens, the Company has no Indebtedness nor any Liens.

(w) Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of the Company under the Transaction Documents, and have been taken on or prior to the date hereof. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(x) Valid Issuance of the Notes, Warrants and Underlying Shares, Etc. Each of the Notes and Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Purchasers full and sole title and power to the Notes and the Warrants purchased hereby by the Purchasers, free and clear of all Liens, and restrictions on transfer other than those imposed by the federal securities laws. All Conversion Shares when issued pursuant to conversion of the Notes and all Warrant Shares when issued pursuant to any exercise of the Warrants will be duly and validly issued, fully paid and nonassessable, will be free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the holder full and sole title and power to such securities. The Notes, the Warrants, the Conversion Shares and the Warrant Shares shall sometimes be collectively referred to as the “Securities”.

(y) Offering. Assuming the accuracy of the representations and warranties set forth in Article 8 hereof, the offer and sale of the Notes and Warrants as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(z) Capitalization and Voting Rights. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth in the Disclosure Schedules as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Disclosure Schedules, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act, other than disclosed in Schedule 3.1(z). Except as set forth in the Disclosure Schedules, no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth in the Disclosure Schedules, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth in the Disclosure Schedules, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company when any such securities of the Company were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Disclosure Schedules, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Transaction Documents

(aa) Financial Statements. All financial statements provided to the Purchasers (the “Financial Statements”) have been prepared in accordance GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

(bb) Arbitration, Absence of Litigation. Except as set forth in the Disclosure Schedules, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors or 5% or greater shareholders in their capacities as such.

(cc) Material Changes; Undisclosed Events, Liabilities or Developments. Except as provided in Schedule 3.1 (cc), since the date of the Financial Statements for the six month period ended June 30, 2017: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses and short term debt incurred for operational expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(dd) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or its agents or counsel with any information that constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the Transaction Documents and the information included therein in purchasing the Notes and Warrants. All of the disclosure furnished by or on behalf of the Company to the Purchasers in the Transaction Documents regarding, among other matters relating to the Company, its business and the transactions contemplated in the Transaction Documents, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make nor have they made any representations or warranties with respect to the transactions contemplated in the Transaction Documents other than those specifically set forth in Article 8 hereof.

(ee) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Article 8 hereof, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act which would require the registration of any such Securities and/or securities of the Company under the Securities Act, or (ii) any shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed, eligible for quotation and/or designated.

(ff) Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date. All outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments, is set forth in the Disclosure Schedules.

(gg) No Consents, Etc. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Agreement, the Notes, the Warrants and/or the other Transaction Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement, the Notes, the Warrants and/or any of the other Transaction Documents to which it is a party.

(hh) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement and/or the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and Purchasers’ ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ii) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Except as provided in Schedule 3.1 (ii), the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(jj) Acknowledgment Regarding Purchasers’ Purchase of Notes and Warrants. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the other Transaction Documents and the transactions contemplated hereby and thereby and that such Purchaser is not (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(kk) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ll) [Intentionally Omitted].

(mm) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

Article 4
COVENANTS

4.1 Affirmative Covenants. Commencing on the Closing Date and until the earlier to occur of (i) the listing of the Common Stock on a national securities exchange (the “Listing Event”) or (ii) such time that the Notes are no longer outstanding, the Company covenants and agrees that:

(a) Financial Statements and Certificates. the Company will furnish the following to the Purchasers, all in form and scope acceptable to the Purchasers:

(i) within 120 days after the close of each fiscal year of the Company, a copy of the annual report of the Company consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of the Company, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by the Company and reasonably approved by the Purchasers;

(ii) within 50 days after the end of each fiscal quarter, starting with the fiscal quarter ending March 31, 2018, (A) a copy of an unaudited financial statement of the Company prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of the Company and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (B) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of the Company, stating that the Company has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii) copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to the Company that could have a Material Adverse Effect; and

(iv) such other information as the Purchasers from time to time reasonably request.

(b) Books, Records and Inspections. The Company shall (i) maintain complete and accurate books and records; (ii) permit access by the Purchasers and its agents and/or representatives to such books and records as they relate to this Agreement, the Securities, and/or the other Transaction Documents; and (iii) permit such persons, upon three (2) Business Days prior written notice, to inspect the properties, whether real or personal, and operations of the Company, except in the case of an Event of Default, when no notice is required.

(c) Insurance. The Company shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.

(d) Taxes and Liabilities. The Company shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(e) Maintenance of Business; Company Names. The Company shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Purchasers. The Company shall give the Purchasers thirty (30) days’ prior written notice before the Company changes its name or does business under any other name.

(f) Employee Benefit Plans, Etc. The Company shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner which would increase its obligation to contribute to such Plan and/or plan.

(g) Good Title. The Company shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(h) Maintenance of Intellectual Property Rights. The Company will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Company that are necessary or material to the conduct of its business in full force and effect.

(i) Locations. The Company shall give the Purchasers thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence or (ii) its name.

(j) Securities Law Disclosure; Publicity. The Company shall afford the Purchasers and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Purchasers and its counsel on the form and substance of, and shall give due consideration to all such comments from the Purchasers and its counsel on, any press release or any other public disclosure made by or on behalf of the Company relating to the Purchasers, the Transaction Documents and/or the transactions contemplated by any Transaction Document, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Purchasers shall reasonably object, unless required by law.

(i) The Company confirms that neither it nor any other person acting on its behalf shall provide the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any person acting on its behalf (as determined in the reasonable good faith judgment of the Purchasers), in addition to any other remedy provided herein or in the other Transaction Documents, if the Purchasers are holding any securities of the Company at the time of the disclosure of material, non-public information, the Purchasers shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided such Purchasers shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have 48 hours publicly to disclose such material, non-public information prior to any such disclosure by the Purchasers or demonstrate to the Purchasers in writing why such information does not constitute material, non-public information, and (assuming the Purchasers and Purchasers’ counsel disagree with the Company’s determination) the Company shall have failed to publicly disclose such material, non-public information within such time period. The Purchasers shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenants and obligations in effecting transactions in securities of the Company.

(k) Notices. The Company shall, after receipt of knowledge thereof, give prompt written notice to the Purchasers of:

(i) the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii) any litigation, investigation or proceeding which may exist at any time between Company and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii) any litigation or proceeding affecting Company (A) in which the amount involved is $25,000 or more, (B) in which injunctive and/or other equitable relief is sought and/or (C) which relates to the Purchasers, any Transaction Document and/or any of the transactions contemplated by any Transaction Document;

(iv) any Lien (other than security interests created hereby or Permitted Liens) and/or any Indebtedness other than Indebtedness related to the Transaction Documents or Permitted Indebtedness; and

(v) Any matter, development and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default, terms of default or event of default under the Transaction Documents, and/or any other material agreements that the Company is a party to and/or any of its property is bound by;

(vi) Each notice pursuant to this Section 4.1(k) shall be accompanied by a statement of Company setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

(l) Environmental Laws. The Company shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(m) Further Assurances. The Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, such as a confession of judgment, and take such actions, as the Purchasers may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Transaction Documents. Upon the exercise by the Purchasers of any power, right, privilege or remedy pursuant to this Agreement or the other Transaction Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Purchasers may be required to obtain from the Company for such governmental consent, approval, recording, qualification or authorization.

(n) Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Documents) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.2 Negative Covenants. Until all Liabilities are paid in full, the Company covenants and agrees that:

(a) Restriction on the Use of Funds. Except for Permitted Indebtedness, the Company shall not, directly or indirectly, use any funds derived from the purchase of the Notes and Warrants by the Purchasers to repay any existing loans or debts of the Company.

(b) Restricted Payments. Except to the Purchasers, the Company shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, except for Permitted Indebtedness.

(c) Restriction on Redemption and Dividends. Except to the Purchasers, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property.

(d) Restriction on Transfer of Assets. The Company shall not, directly or indirectly, sell or otherwise dispose of any assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales and other dispositions of such assets or rights by the Company in the ordinary course of business; provided, however, that in the event that the Company wishes to effect a transaction under this Section 4.2(d) it shall, prior to undertaking such effort, provide the Purchasers with a high-level understanding of the objectives and deal terms of such anticipated transaction. No fewer than four (4) Business Days prior to the execution of each of a binding term sheet and definitive documentation, the Company shall deliver to the Purchasers a written notice of any material terms and/or changes since the prior notice given to the Company and shall include a term sheet or similar document relating thereto as an attachment. Thereafter, upon receipt of draft execution copies of such definitive documentation, the transaction shall be subject to the Purchasers’ consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Company may license its assets or rights in any transaction with any Person that is not an Affiliate.

(e) Change in Nature of Business. The Company shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Company on the Closing Date or any business substantially related or incidental thereto. The Company shall not, directly or indirectly, modify its or their corporate structure for any purpose.

(f)   Indebtedness. The Company shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(g) Liens. The Company shall not create or permit to exist any Liens or security interest with respect to any assets whether now owned or hereafter acquired and owned, except for Permitted Liens.

(h) Guaranties, Loans or Advances. The Company shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(i) Violation of Law. The Company shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body.

(j) Unconditional Purchase Obligations. The Company shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(k) Use of Proceeds. The Company shall use the proceeds hereunder only for purposes as set forth on Schedule 4.2(k). The Company shall not permit any proceeds of the Notes to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(l) Hedge Agreements. The Company shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m) ERISA. The Company shall not create or become obligated under any Plan.

(n) No Variable Rate Transactions, Etc. For as long as the Notes and/or Warrants remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, (iii) cooperates with any person to effect any exchange of securities and/or Indebtedness of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party, or (iv) reduces and/or otherwise changes the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Company and/or amends any non-convertible Indebtedness of the Company to make it convertible into securities of the Company. Any Purchaser shall be entitled to obtain injunctive relief against the Company (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for) to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(o) Transactions with Affiliates. The Company shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person, except for Permitted Indebtedness.

(p) Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Company pledges its ownership in the additional Subsidiaries to the Purchasers. The Company shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary to any Person. Neither the Company nor any Subsidiary shall have any foreign Subsidiaries.

(q) Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

Article 5
CLOSING CONDITIONS

5.1 Closing Conditions of the Purchasers. The Purchasers’ obligation to enter into the Transaction Documents and purchase the Notes and Warrants is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the Purchasers entering into the Transaction Documents and purchasing the Notes and the Warrants (unless waived by the Purchasers in writing in their sole and absolute discretion):

(a) Delivery of Transaction Documents. The Purchasers shall have received from the Company each of the following (together with all Exhibits, Schedules, annexes to each of the following), in form and substance reasonably satisfactory to the Purchasers and their counsel, and where applicable, duly executed and recorded (to the extent required):

(i) a certificate of the Secretary of the Company certifying as to (A) copies of the Certificate of Incorporation and by-laws of the Company, as restated or amended as of the date of this Agreement; (B) resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents; and (C) the names of the directors and officers of the Company authorized to sign the Transaction Documents, together with a sample of the true signature of each such Person;

(ii) a certificate of the Chief Executive Officer of the Company certifying that all representations and warranties of the Company made herein are true and correct in all respects as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date);

(iii) this Agreement;

(iv) the Notes;

(v) the Warrants;

(vi) the Security Agreement;

(vii) certificates of good standing for the Company in the jurisdiction of its incorporation, in the principal places in which Company conducts business and in places in which the Company owns real estate;

(viii) the Perfection Certificate;

(ix) all Purchasers’ UCC Documents with proof of filing thereof;

(x) the Intellectual Property Security Agreement; and

(xi) such other documents, certificates, opinions, instruments and/or other items reasonably requested by the Purchasers and/or their legal counsel.

(b) Approvals. The receipt by the Purchasers of all governmental and third party approvals necessary in connection with the continuing operations of the Company, the execution and performance of the Transaction Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the purchase of the Notes and the Warrants:

(i) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Transaction Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii) No Events of Default. No breach, Event of Default, or any event which with the passage of time or the giving of notice or both would become a breach, and/or an Event of Default shall have occurred or would result from the sale of the Notes and the Warrants to the Purchasers of the performance of any other transaction set forth or contemplated by any of the Transaction Documents.

(iii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Purchasers).

(iv) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Transaction Documents and/or any of the transactions contemplated by the Transaction Documents.

(v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the Transaction Documents and/or any of the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such Transaction Documents and/or transactions.

(vi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(vii) Completion of Due Diligence. The Purchasers shall have completed their legal, business and financial due diligence of the Company to their full satisfaction and are fully satisfied with the results thereof.

(viii) Purchasers’ UCC Documents. All the Purchasers’ UCC Documents shall be in form and substantially satisfactory to the Purchasers and shall have been filed with the Secretary of State of the State of Delaware.

5.2 Closing Conditions of Company. The obligation of the Company to sell and issue the Notes and the Warrants to the Purchasers at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or contemporary at the Closing, of each of the following conditions (unless waived by the Company):

(a) Representations and Warranties. Each of the representations and warranties made by the Purchasers in or pursuant to the Transaction Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(b) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(c) Receipt of the Purchase Price. The Company shall receive at or substantially simultaneously with the Closing, the Purchase Price of the Purchasers.

Article 6
ESCROW

6.1 The Parties hereby agree to establish an escrow account (the “Escrow Account”) with Signature Bank, as Escrow Agent, whereby the Escrow Agent shall hold the Purchase Price deposited into the Escrow Account. The Company further agrees to pay all fees, costs and expenses charged by the Escrow Agent with respect to its services rendered pursuant to this Agreement and acknowledge that Purchasers shall not be liable for any such fees, costs or expenses.

Article 7
MISCELLANEOUS

7.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Purchasers in exercising any right, power or remedy pursuant to the Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Transaction Documents, nor any consent by the Purchasers to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Purchasers. Any waiver of any provision of the Transaction Documents and any consent by the Purchasers to any departure by the Company from the terms of any provision of the Transaction Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

7.2 Set-Off. The Purchasers shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Purchasers may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of the Company which is in transit to or in the possession, custody or control of the Purchasers, or any agent, bailee, or Affiliate of the Purchasers. The Company hereby grants to the Purchasers a security interest in all such property.

7.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to the Company:

Hyrecar Inc
355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071
Attn: Joseph Furnari, Chief Executive Officer and Chief Financial Officer
Telephone: (213) 839-6932

Email: joe@hyrecar.com

With copies to
(which shall not constitute notice):

Mitchell Silberberg & Knupp LLP
11377 W. Olympic Boulevard
Los Angeles, CA 90064

Attention: Nimish Patel, Esq.
Telephone: (310) 312-3102
Email: nxp@msk.com

If to the Purchasers:

As set forth on the signature pages hereto.

With copies to
(which shall not constitute notice):

Alexander Capital LP
17 State Street, 5th Floor
New York, NY 10004
Attention: Christopher Carlin, Head of Global Equity Capital Markets
Telephone: (212) 687-5650
Email: ccarlin@alexandercapitallp.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

7.4 Costs, Expenses and Taxes. Other than expenses paid by the Company for the Purchasers before the Closing Date, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

7.5 Indemnity, Etc. In addition to the payment of expenses pursuant to Section 7.4, whether or not all and/or any of the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Purchasers, and the Purchasers’ assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the this Agreement (inclusive of the Disclosure Schedules) and/or the other Transaction Documents, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the statements contained in any term sheet delivered by the Purchasers, the Purchasers’ agreement to purchase the Notes and Warrants, the use or intended use of the proceeds of the Notes or Warrants or the exercise of any right or remedy hereunder or under the other Transaction Documents (the “Indemnified Liabilities”); provided that the Company shall have no obligation to Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall the Purchasers and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Company and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from Purchasers’ intentional misconduct or gross negligence.

7.6 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Transaction Documents may be executed by any party to this Agreement or any of the Transaction Documents by original signature, facsimile and/or electronic signature.

7.7 Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Purchasers, the Company and their respective successors, assigns, representatives and heirs. The Company shall not assign any of its rights nor delegate any of its obligations under Transaction Documents without the prior written consent of the Purchasers. Each Purchaser may delegate any of its obligations under the Transaction Documents without the prior written consent of the Company, each Purchaser may assign any of its rights, hereunder, and/or in any of the other Transaction Documents, subject only to compliance with the federal securities laws, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

7.8 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

7.9 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Transaction Documents. The Purchasers make no covenants to the Company, including, but not limited to, any commitments to provide any additional financing to the Company.

7.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

7.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.12 [Intentionally Omitted].

7.13 JURISDICTION; WAIVER. THE COMPANY ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE PURCHASERS IN PARTIAL CONSIDERATION OF THE PURCHASERS’ RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. THE COMPANY IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. COMPANY WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE PURCHASERS IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. THE PURCHASERS AND COMPANY HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

7.14 SERVICE OF PROCESS. THE COMPANY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 7.3 OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE COMPANY AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THE COMPANY. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD THE COMPANY, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, THE COMPANY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST COMPANY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING HEREIN SHALL AFFECT THE PURCHASERS’ RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.15 Survival. The representations, and warranties of the Company and each Purchaser herein and/or in the other Transaction Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Company and each Purchaser set forth herein and/or in the other Transaction Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Company and the Purchasers set forth in this Agreement and/or in any of the other Transaction Documents.

7.16 No Integration. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

7.17 No Frustration. From and after the date hereof and so long as the Notes and/or Warrants are outstanding, the Company, nor any of its respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the Purchasers’ sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under the Transaction Documents.

7.18 Finders’ Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction, except as set forth in Schedule 7.18 hereto. The Company shall indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Article 8
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:

8.1 Authorization. The Purchaser has full power and authority to enter into this Agreement and each Transaction Document to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the applicable Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

8.2 Accredited Investor Status; Investment Experience. The Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D.

8.3 Reliance on Exemptions. The Purchaser understands that the Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes and Warrants.

8.4 Information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes and the Warrants which have been requested by the Purchaser. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Notes and the Warrants involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes and the Warrants.

8.5 No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes and the Warrants or the fairness or suitability of the investment in the Notes and the Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Notes and the Warrants.

8.6 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Purchasers are a party have been duly and validly authorized, executed and delivered on behalf of the Purchasers and shall constitute the legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.7 Organization and Standing. If the Purchaser is an entity, the Purchaser is a corporation, limited liability company, partnership or any other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

8.8 Brokers or Finders. The Purchaser represents and warrants, to the best of its knowledge, that except as set forth in Schedule 7.18 hereto, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, are entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby.

8.9 Ability to Perform. There are no actions, suits, proceedings or investigations pending against any Purchaser or such Purchaser’s assets before any court or governmental agency (nor is there any threat thereof) which would impair in any way such Purchaser’s ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

8.10 Transfer or Resale. The Purchaser understands that (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144 A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers in effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 8.10.

8.11 State of Residence or Principal Place of Business. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth such Purchaser’s signature page hereto.

IN WITNESS WHEREOF, the parties hereto have caused this SECURITIES PURCHASE AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

HYRECAR INC

By:
Joseph Furnari
CEO and CFO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO HYRECAR INC SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this SECURITIES PURCHASE AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

EIN Number:

SCHEDULE I

Purchase Price; Securities Purchased

Exhibit a

Form of Notes

EXHIBIT B

Form of Security Agreement

EXHIBIT C

Form of Perfection Certificate

EXHIBIT D

Form of Warrants

EXHIBIT E

Form of Intellectual Property Security Agreement

DISCLOSURE SCHEDULES

See attached

COMPANY DISCLOSURE SCHEDULE

This Disclosure Schedule ( this “Disclosure Schedule”) is part of and delivered pursuant to that certain Securities Purchase Agreement, dated as of January 3, 2018 (the “Agreement”), between Hyrecar Inc (the “Company”) and each Purchaser identified on the signature pages thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Investors or their respective counsel.

Schedule 3.1(g)

Burdensome Obligations

● The insurance policy issued under that certain Certificate of Liability Insurance, dated March 28 2017.

Schedule 3.1(q)

Affiliate Transactions

(ii)

● In September 2015, a claim was made by certain former founders (the “Claimants”) against the Company for violations of the founders’ agreement. The Claimants and the Company entered into a confidential settlement agreement and general mutual release on April 25, 2016. The arbitration settlement provided that the Claimants would continue to own 350,000 shares of common stock and return the remaining shares to the Company. Furthermore, the Claimants agreed that the shares, while not in a separate class, would not have voting rights until they are sold to a non-affiliated third party. The Claimants will be diluted upon capital raising, stock option offerings and vesting, however any dilution will remain consistent and proportional to the remaining founders’ dilution ratios and the Claimants will not be diluted more than the founders’ ratios in any capital raising transaction. As of the date of this Offering Circular, $61,111 of the balance remained outstanding as of June 30, 2017.

● On May 1, 2017 we entered into certain Note and Warrant Purchase Agreements whereby we issued and sold to certain affiliated investors, one of whom was Michael Furnari, a director of the Company, promissory notes for an aggregate principal amount of $350,000 together with five-year warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.10 per share. The notes bear no interest and have a maturity date of May 1, 2018; provided, that right to repayment of such notes shall be subject to the restrictions set forth in Section 4.2(a) of the Agreement. The Company issued a promissory note in the principal amount of $100,000 to Mr. Furnari. As of the date hereof, the promissory notes remain outstanding.

Schedule 3.1(r)

Intellectual Property

● www.hyrecar.com

Schedule 3.1(z)

Capitalization and Voting Rights

CLASS	SHARES AUTHORIZED	FULLY DILUTED AS CONVERTED SHARES	% FULLY DILUTED
Common Stock (Founders and Management Shares)	50,000,000	3,978,610	44.08%

Stock Option Pool Reserve		1,020,310	11.30%

Series Seed Preferred (Convertible Note Round)		943,908	10.46%

Series Seed Preferred (Aldhowayan) - $1M Round + Advisor Shares	15,000,000	1,485,716	16.46%

Pre-PPM Bridge Note Warrants		200,000	2.22%

PPM - Netw1 Financial		1,236,587	13.70%

PPM - Warrants		123,659	1.37%

MSK Advisor Shares		37,755	0.42%

Total Fully Diluted	65,000,000	9,026,545	100.00%

Schedule 3.1(bb)

Arbitration, Absence of Litigation

An owner of several vehicles on the Company’s platform has filed a pending arbitration claim related to such vehicles for losses associated with an insurance deductible for a stolen vehicle, storage fees, damage/repair fees and purported loss of income related to the inability to rent certain damaged/stolen vehicles. The Company is actively monitoring the claims and is in communication with the owner and the American Arbitration Association in an attempt to settle the disputes in an expeditious manner.

Schedule 3.1(cc)

Material Changes; Undisclosed Events, Liabilities or Developments

(ii) See Schedule 3.1(q).

Schedule 3.1(ff)

Bankruptcy Status; Indebtedness

Unsecured Indebtedness

● Pritam Barauh - $50,000 Note

● Michael Furnari - $100,000 Note

● Dave Haley - $200,000 Note

Secured Indebtedness

● None.

Schedule 3.1(ii)

No General Solicitation

● Placement Agent Agreement by and between the Company and Network 1 Financial Securities, Inc. dated April 4, 2017.

Schedule 4.2(k)

Use of Proceeds

● The Company shall use the proceeds in the manner set forth below:

Payables	$189,911
Marketing	881,176
Sales	147,399
Tech Development	122,278
Operations	245,571
G&A	483,665
Total	$2,070,000

Schedule 7.18

Finders’ Fees

● None.

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